Blue Sphere Corporation 10-Q

Exhibit 10.20

AMENDMENT #10
TO THE SECURITIES PURCHASE AGREEMENT
TO THE PROMISSORY NOTE
AND TO THE COMMON STOCK PURCHASE WARRANTS

This Amendment #10, dated November 14, 2017 (this “Amendment”), is by and between Blue Sphere Corporation, a Nevada corporation (the “Issuer”) and JMJ Financial (the “Investor”) (referred to collectively herein as the “Parties”)

WHEREAS, the Issuer and the Investor entered into a Securities Purchase Agreement Document SPA-10212016 (the “SPA”) dated as of October 24, 2016, pursuant to which the Issuer issued to the Investor a $1,053,000 Promissory Note (the “Note”), a Warrant, and Origination Shares (All capitalized terms not otherwise defined herein shall have the meanings given such terms in the SPA);

WHEREAS, the Issuer issued additional common stock purchase warrants to the Investor on December 20, 2016, February 14, 2017, March 14, 2017, April 13, 2017, May 11, 2017, and June 7, 2017 (such warrants, plus the Warrant, all as previously amended, the “Warrants”);

WHEREAS, the Issuer and the Investor previously entered into Amendment #1 to the SPA dated February 15, 2017 adding an Origination Share beneficial ownership limit;

WHEREAS, the Issuer and the Investor previously entered into a Letter Agreement dated March 1, 2017 extending certain deadlines in the Note and in the Warrants issued under the SPA;

WHEREAS, the Issuer and the Investor previously entered into Amendment #2 to the SPA and the Note dated March 14, 2017 increasing the dollar amount of the Note;

WHEREAS, the Issuer and the Investor previously entered into a second Letter Agreement dated April 4, 2017 further extending certain deadlines in the Note and in the Warrants issued under the SPA;

WHEREAS, the Issuer and the Investor previously entered into Amendment #3 to the SPA and the Note dated April 13, 2017 extending the Maturity Date of the Note and the date for delivery of the Origination Shares;

WHEREAS, the Issuer and the Investor previously entered into Amendment #4 to the SPA, the Note, and the Warrants dated April 28, 2017 further extending the Maturity Date of the Note and the date for delivery of the Origination Shares and further extending certain deadlines in the Note and in the Warrants issued under the SPA;

WHEREAS, the Issuer and the Investor previously entered into Amendment #5 to the SPA and the Note dated May 10, 2017 further increasing the dollar amount of the Note;

WHEREAS, the Issuer and the Investor previously entered into Amendment #6 to the SPA, the Note, and the Warrants dated May 18, 2017 further extending the Maturity Date of the Note and the date for delivery of the Origination Shares and further extending certain deadlines in the Note and in the Warrants issued under the SPA;

WHEREAS, the Issuer and the Investor previously entered into Amendment #7 to the SPA, the Note, and the Warrants dated June 6, 2017 further extending the Maturity Date of the Note and the date for delivery of the Origination Shares and further extending certain deadlines in the Note and in the Warrants issued under the SPA;

WHEREAS, the Issuer and the Investor previously entered into Amendment #8 to the SPA, the Note, and the Warrants dated June 29, 2017 providing for a partial repayment of the Note and further extending the Maturity Date of the balance of the Note and the date for delivery of the Origination Shares and further extending certain deadlines in the Note and in the Warrants issued under the SPA; and

WHEREAS, the Issuer and the Investor previously entered into Amendment #9 to the SPA, the Note, and the Warrants dated September 21, 2017 providing for a partial repayment of the Note and further extending the Maturity Date of the balance of the Note and the date for delivery of the Origination Shares and further extending certain deadlines in the Note and in the Warrants issued under the SPA.

NOW, THEREFORE, the Issuer and the Investor agree to amend the SPA, the Note, and the Warrants as follows:

1.

Extension of Maturity Date. In the sentence in the Note (as previously amended) that states “The Maturity Date is the earlier of October 6, 2017 or the third business day after the closing of the Public Offering,” the date of October 6, 2017 shall be replaced with the date of November 22, 2017.

2.

Extension of Origination Shares Dates. The references to the date of October 6, 2017 in Sections 1.3.1 and 1.3.2 of the SPA (as previously amended) shall be replaced with the date of November 22, 2017.

3.

Extension of Nasdaq Approval Date Section 6(xxiii) of the Note and Section 1.11(xxiii) of the Warrants shall hereinafter be deleted and replaced with the following text: “(xxiii) the Issuer fails to obtain from Nasdaq or NYSE by November 22, 2017 conditional approval of the listing of the Issuer’s common stock on The Nasdaq Capital Market or NYSE-MKT subject only to completion of the Public Offering pursuant to the Registration Statement and to the Issuer’s common stock maintaining the minimum price requirements prior to uplisting;”.

4.

Conditional Waiver of Default. The Investor conditionally waives the defaults for the Issuer’s failure to meet the previously amended Maturity Date of the Note, delivery date for the Origination Shares, and Nasdaq approval deadlines, but the Investor does not waive any damages, fees, penalties, liquidated damages, or other amounts or remedies otherwise resulting from such defaults (which damages, fees, penalties, liquidated damages, or other amounts or remedies the Investor may choose in the future to assess, apply or pursue in its sole discretion) and the Investor’s conditional waiver is conditioned on the Issuer’s not being in default of and not breaching any term of the Note or the SPA or any other Transaction Documents at any time subsequent to the date of this Amendment (if the Issuer triggers an event of default or breaches any term of the Note, the SPA, or the Transaction Documents at any time subsequent to the date of this Amendment, the Investor may issue a notice of default for the Issuer’s failure to meet the original Maturity Date of the Note, delivery date of the Origination Shares, or Nasdaq approval deadlines.

ALL OTHER TERMS AND CONDITIONS OF THE SPA, THE NOTE, AND THE WARRANTS, AS PREVIOUSLY AMENDED, REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this Amendment by signing below:

/s/ Shlomi Palas	/s/ JMJ Financial
Shlomi Palas	JMJ Financial
Blue Sphere Corporation	Its Principal
Chief Executive Officer

[Amendment #10 Signature Page]